ITEM 77Q(e) - COPIES OF ANY NEW
OR AMENDED REGISTRANT INVESTMENT
ADVISORY CONTRACTS




INVESTMENT ADVISORY CONTRACT


	This Contract is made this 1st
day of September, 2005, between Federated Investment
Management Company, a Delaware business
trust having its principal place of
business in Pittsburgh,
Pennsylvania (the "Adviser"), and
Federated Core Trust, a Massachusetts
business trust having its principal
place of business in Pittsburgh,
Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end
management investment company
as that term is defined in
the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the
business of rendering investment
advisory and management
services.

	NOW, THEREFORE, the parties hereto,
intending to be legally bound,
hereby agree as follows:

	1.	The Trust hereby appoints
Adviser as Investment Adviser for each of the portfolios
("Funds") of the Trust which executes
an exhibit to this Contract,
and Adviser accepts the appointments.
Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision
of the investments of each of the
Funds will be guided by each
of the Funds' investment objective and
policies and the provisions and
restrictions contained in the
Declaration of Trust and By-Laws of the
Trust and as set forth in the
Registration Statements and exhibits
as may be on file with the Securities
and Exchange Commission.

	3.	Each Fund shall pay or cause to
be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust;
fees (if any) for investment advisory
services and administrative personnel
and services; expenses incurred
in the distribution of its shares
("Shares"), including expenses of administrative support services; fees and expenses (if any) of preparing and printing its Registration
Statements under the Securities
Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the
Funds, and Shares of the Funds under
federal and state laws and regulations;
expenses of preparing,
printing, and distributing prospectuses
or offering memoranda (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind;
expenses of issue (including
cost of Share certificates, if any),
purchase, repurchase, and redemption
of Shares, including expenses
attributable to a program of periodic issue;
charges and expenses of custodians,
transfer agents, dividend
disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions;
expenses of meetings of Trustees and
shareholders and proxy solicitations
therefor; insurance expenses;
association membership dues and such
nonrecurring items as may arise,
including all losses and liabilities
incurred in administering the Trust and
the Funds. Each Fund will also pay its
allocable share of such
extraordinary expenses as may arise
including expenses incurred in
connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall
pay to Adviser, for all services
rendered to each Fund by Adviser
hereunder, the fees set forth in
the exhibits attached hereto.

	5.	The net asset value of
each Fund's Shares as used herein
will be calculated to the nearest
1/10th of one cent.

	6.	The Adviser may from
time to time and for such periods as
it deems appropriate reduce
its compensation (and, if appropriate,
assume expenses of one or more of
the Funds) to the extent that any
Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for
each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if:
(a) such continuation shall be
specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose;
and (b) Adviser shall not have
notified a Fund in writing at
least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision
in this Contract, it may be
terminated at any time with
respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be
assigned by Adviser and shall
automatically terminate in the
event of any assignment. Adviser may
employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful
misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended
at any time by agreement of the
parties provided that the
amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that
all sales literature for investment companies (such as the Trust) is subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust
(or any Fund) to the Trust's
distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The
Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise
Adviser of any deficiencies
contained in such sales literature, to
promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly
put on notice of the limitation
of liability as set forth in
Article XII of the Declaration of Trust
and agrees that the obligations
pursuant to this Contract of a
particular Fund of the Trust with
respect to that particular Fund be
limited solely to the assets of that
particular Fund, and Adviser shall not
seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, the General Partner, officers, employees or agents of the Trust, or any of them.

       14.	The Trust and the Funds are
hereby expressly put on notice of the
limitation of liability as
set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company
Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain
the security and confidentiality
of nonpublic personal
information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17
CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes;
and to service providers
or in connection with joint marketing
arrangements directed by the Fund(s),
in each instance in furtherance
of fulfilling Adviser's obligations
under this Contract and consistent
with the exceptions provided in 17
CFR Sections 248.14, 248.15 and 248.13,
respectively.

       16.	The parties hereto acknowledge
that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the name
Federated Core Trust or any
derivative thereof to any other
investment company, investment company
portfolio, investment adviser,
distributor or other business
enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name Federated
Core Trust.  The name Federated Core Trust.
will continue to be used by the
Trust and each Fund so long
as such use is mutually agreeable to
Federated Investors, Inc. and the Trust.

	17.	This Contract shall be
construed in accordance with and
governed by the laws of the
Commonwealth of Pennsylvania.

	18.	This Contract will become
binding on the parties hereto upon
their execution of the
attached exhibits to this Contract.


Federated Core Trust	Page 3	September 1, 2005